Exhibit 99.1

AMERICAN REPROGRAPHICS COMPANY POSTS RESULTS
FOR FIRST QUARTER 2005

GLENDALE, California (May 3, 2005) – American Reprographics Company (NYSE: ARP), the nation’s leading provider of reprographic services and technology in more than 180 locations across the U.S. today reported revenue for the first quarter of 2005 of $116.5 million, compared to $110.5 million in the first quarter of 2004.

Net income for the first quarter of 2005 was $35.6 million, or $0.85 per diluted share, including a one-time $27.7 million income tax benefit due to the Company’s reorganization from a limited liability company to a Delaware corporation in conjunction with its IPO in February 2005. Adjusting for the one-time income tax benefit, American Reprographics Company earned $0.19 per fully diluted share for the first quarter of 2005. Also included in net income for 2005 was a $1.5 million write-off of deferred financing costs associated with debt prepayment from IPO proceeds. Excluding both the $1.5 million write-off and the one-time income tax benefit, the Company earned $0.21 per share, fully diluted in the first quarter of 2005.

Net income for the first quarter in 2004 was $8.4 million, or $0.23 per fully diluted share. Recognizing the incremental income tax the Company would have paid had it been organized as a Delaware corporation in the first quarter of 2004, pro forma net income for that quarter of 2004 was $5.9 million, or $0.16 per fully diluted share.

“Demand grew in our primary business segments during the first quarter,” said S. “Mohan” Chandramohan, Chairman and CEO of American Reprographics Company. “While reports indicate slower than anticipated GDP growth, our strength in large-document construction-oriented printing, double-digit revenue growth in facilities management and our own market intelligence suggest continuing positive trends in the architectural, engineering and construction industries.”

“Regarding our preparations for the future, the company’s technology development is driving both the continuing adoption of our products across the industry, and also new membership in PEiR, our private trade organization. This activity is consistent with our efforts to make PlanWell® technology the standard in the management of construction documentation, as well as with our history of industry advocacy,” Mohan concluded.

K. “Suri” Suriyakumar, President and COO said, “In the first quarter of 2005, the company entered into four markets, primarily through branch openings. We now have an established presence in Columbus, Ohio, St. Louis and Kansas City, Missouri, and Mexico City, our first entrance into the Latin American market. Our research showed Mexico as underserved in contemporary reprographic services, and Mexico City to be the location mostly likely to benefit from our presence. At the quarter end the company was operating 182 service centers, had more than 2,000 facilities management contracts in place, and a growing membership of 63 companies in PEiR,” Suri concluded.

Outlook

Based on current trends, business visibility, and the positive signs of expansion the Company believes exist in the AEC industry, American Reprographics Company reaffirms its previous revenue and EPS guidance for the year. For 2005, the Company anticipates that revenue will be between $470 - $480 million and fully diluted EPS (exclusive of the one time tax benefit of $27.7 million) will be in the range of $0.79 – 0.81, excluding any material acquisitions that may occur during the year.

Teleconference and Webcast

American Reprographics Company will host a conference call and audio webcast today at 2 p.m. Pacific time to discuss financial results for the first quarter ended March 31, 2005. The conference call can be accessed by dialing 800-901-5218 (Domestic) or 617-786-4511 (International). The passcode is ‘10300922.”

A replay of this call will be available for seven days. This replay can be accessed by dialing 617-801-6888. The required passcode for the replay is “90413811.”

A live webcast of this conference call can be accessed at the Company’s website at www.e-arc.com. An archive of the webcast will be available for 90 days following the conclusion of the teleconference.

About American Reprographics Company

American Reprographics Company is the leading reprographics company in the United States providing business-to-business document management services to the architectural, engineering and construction, or AEC industries. The company provides these services to companies in non-AEC industries, such as technology, financial services, retail, entertainment, and food and hospitality, which also require sophisticated document management services. We provide our core services through our suite of reprographics technology products, a network of locally branded reprographics service centers across the U.S., and on-site at our customers’ locations. Our service centers are arranged in a hub and satellite structure and are digitally connected as a cohesive network, allowing us to provide our services both locally and nationally. We service more than 65,000 active customers.

Forward-Looking Statements Disclaimer
This press release contains forward-looking statements that fall within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding future events and the future financial performance of the Company. Words such as “believe,” “expect,” “may,” and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding positive trends in the architectural, engineering and construction industries, our ongoing technology development, and 2005 revenue and earnings per share estimates. We wish to caution you that such statements are only predictions and actual results may differ materially as a result of risks and uncertainties that pertain to our business. These risks and uncertainties include, among others:

•	Future downturns in the architectural, engineering and construction industries could diminish demand for our products and services

•	Competition in our industry and innovation by our competitors may hinder our ability to execute our business strategy and maintain our profitability

•	Failure to anticipate and adapt to future changes in our industry could harm our competitive position

•	Dependence on certain key vendors for equipment, maintenance services and supplies, could make us vulnerable to supply shortages and price fluctuations

•	Damage or disruption to our facilities, our technology centers, our vendors or a majority of our customers could impair our ability to effectively provide our services and may have a significant impact on our revenues, expenses and financial condition

•	If we fail to continue to develop and introduce new services successfully, our competitive positioning and our ability to grow our business could be harmed.

The foregoing list of risks and uncertainties is illustrative but is by no means exhaustive. For more information on factors that may affect future performance, please review our SEC filings, specifically our Annual Report on Form 10-K for the year ended December 31, 2004 and our final prospectus dated February 3, 2005. These documents contain important risk factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. These forward-looking statements are based on information as of May 3, 2005, and except as required by law, ARC undertakes no obligation to update or revise any forward-looking statements.

Non-GAAP Measures
This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: EBIT and EBITDA. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. See Note 1 to “Reconciliation of Net Income to EBIT and EBITDA” included in this press release for further information regarding these non-GAAP financial measures.

Contacts:
David Stickney	Jason Golz
Director of Corporate Communications	Financial Dynamics
Phone: 925-949-5100	Phone: 415-439-4532
Email: dstickney@e-arc.com	Email: jgolz@fd-us.com

American Reprographics Company
Consolidated Balance Sheets
 (dollars in thousands, except per share data)

	December 31,	March 31,
	2004	2005
		(Unaudited)
Assets
Cash and cash equivalents	$13,826	$7,719
Accounts receivable, net	61,679	70,032
Inventories, net	6,012	6,222
Current portion of deferred taxes	1,364	2,723
Prepaid expenses and other current assets	7,855	7,170

Total current assets	90,736	93,866

Property and equipment, net	35,023	33,807
Goodwill	231,357	231,482
Other intangible assets, net	12,095	11,972
Deferred financing costs, net	6,619	5,272
Long term portion of deferred taxes	—	19,715
Other assets	1,504	1,631

Total assets	$377,334	$397,745

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable	$21,170	$19,214
Accrued payroll and payroll-related expenses	11,683	10,439
Accrued expenses	25,014	23,783
Current portion of long-term debt and capital leases	10,276	11,480

Total current liabilities	68,143	64,916

Long-term debt and capital leases, net of debt discount	310,557	250,854
Mandatorily redeemable preferred membership units	27,814	—
Deferred tax liabilities	5,634	—
Other long-term liabilities	195	375

Total liabilities	412,343	316,145

Stockholders’ equity:
Members’ deficit	(35,009)	—
Common stock, $.001 par value, 150,000,000 shares authorized; zero and 43,931,154 shares issued and outstanding	—	44
Additional paid-in capital	—	50,154
Deferred stock-based compensation	—	(2,360)
Retained earnings	—	33,649
Accumulated other comprehensive income	—	113

	(35,009)	81,600

Total liabilities and stockholders’ equity	$377,334	$397,745

American Reprographics Company
Consolidated Statements of Operations
 (dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2004	2005
Net sales	$110,518	$116,466
Cost of sales	64,599	68,141

Gross profit	45,919	48,325

Selling, general and administrative expenses	26,901	26,881
Amortization	430	384

Income from operations	18,588	21,060

Other income	274	118
Interest expense, net	8,125	8,324
Income tax provision (excluding income tax benefit due to Reorganization)	2,299	4,992

	8,438	7,862

Income tax benefit due to Reorganization	—	(27,701)

Net income	8,438	35,563

Unaudited proforma incremental income tax provision	2,555	333

Unaudited proforma net income	$5,883	$35,230

Weighted Average Shares Outstanding:
Basic	35,487,511	40,749,833
Diluted	37,321,596	41,815,321

EPS (Actual):
Basic	$0.24	$0.87
Diluted	$0.23	$0.85

EPS (Proforma):
Basic	$0.17	$0.86
Diluted	$0.16	$0.84

EPS excluding income tax benefit due to Reorganization (Actual):
Basic	$0.24	$0.19
Diluted	$0.23	$0.19

EPS excluding income tax benefit due to Reorganization (Proforma):
Basic	$0.17	$0.18
Diluted	$0.16	$0.18

American Reprographics Company
Non-GAAP Measures
Reconciliation of Net Income to EBIT and EBITDA
 (dollars in thousands, except per share data)
(Unaudited)

	Three
	Months Ended
	March 31,

	2004	2005

Net income	$8,438	$35,563
Interest expense, net	8,125	8,324
Income tax provision (excluding income tax benefit due to Reorganization)	2,299	4,992
Income tax benefit due to Reorganization	—	(27,701)

EBIT	18,862	21,178
Depreciation	4,084	4,046
Amortization	430	384

EBITDA	$23,376	$25,608

Net income	$8,438	$35,563
Unaudited proforma incremental income tax provision	2,555	333

Unaudited proforma net income	$5,883	$35,230

Weighted Average Shares Outstanding:
Basic	35,487,511	40,749,833
Diluted	37,321,596	41,815,321

EPS (Actual):
Basic	$0.24	$0.87
Diluted	$0.23	$0.85

EPS (Proforma):
Basic	$0.17	$0.86
Diluted	$0.16	$0.84

EPS excluding income tax benefit due to Reorganization (Actual):
Basic	$0.24	$0.19
Diluted	$0.23	$0.19

EPS excluding income tax benefit due to Reorganization (Proforma):
Basic	$0.17	$0.18
Diluted	$0.16	$0.18

See Note 1 for additional information regarding non-GAAP measures.

Note 1.    Non-GAAP Measures

     EBIT and EBITDA are supplemental measures of our performance that are not required by, or presented in accordance with GAAP. These measures are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, income from operations, or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating, investing or financing activities as a measure of our liquidity.

     EBIT represents net income before interest and taxes. EBITDA represents net income before interest, taxes, depreciation and amortization. We present EBIT and EBITDA because we consider them important supplemental measures of our performance and liquidity and believe that such measures are meaningful to investors because they are used by management for the reasons discussed below.

     We use EBIT as a metric to measure and compare the performance of our divisions. We operate our 40 divisions as separate business units, but manage debt and taxation at the corporate level. As a result, EBIT is the best measure of divisional profitability and the most useful metric by which to measure and compare the performance of our divisions. We also use EBIT as a metric to measure performance for the purpose of determining compensation at the division level and use EBITDA to measure performance and determine compensation at the consolidated level. We also use EBITDA as a metric to manage cash flow from our divisions to the corporate level and to determine the financial health of each division. As noted above, because our divisions do not incur interest or income tax expense, the cash flow from each division should be equal to the corresponding EBITDA of each division, assuming no other changes to a division’s balance sheet. As a result, we reconcile EBITDA to cash flow on a monthly basis as one of our key internal controls. We also use EBIT and EBITDA to evaluate potential acquisitions and to evaluate whether to incur capital expenditures. In addition, certain covenants in our credit agreements require compliance with financial ratios based on EBITDA, adjusted for certain items as defined in our credit agreements.

     EBIT and EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

     · they do not reflect our cash expenditures, or future requirements for capital expenditures and contractual commitments;

     · they do not reflect changes in, or cash requirements for, our working capital needs;

     · they do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt;

     · although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.

     Because of these limitations, EBIT and EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business or reduce our indebtedness. We compensate for these limitations by relying primarily on our GAAP results and using EBIT and EBITDA only supplementally.

     We have presented EPS for the first quarter of 2005 adjusted to exclude a one-time income tax benefit to the Company in order to present the Company’s operating results for the first quarter of 2005 in meaningful comparison to the same period in 2004.

American Reprographics Company
Consolidated Statements of Cash Flows
(dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2004	2005
Operating activities
Net income	$8,438	$35,563
Adjustments to reconcile net income to net cash provided by operating activities:
Accretion of yield on preferred member units	913	449
Allowance for doubtful accounts	391	335
Reserve for inventory obsolescence	94	52
Depreciation	4,084	4,046
Amortization of intangible assets	430	384
Amortization of deferred financing costs	468	418
Write-off of deferred financing costs	—	1,503
Amortization of deferred stock-based compensation	—	167
Deferred income taxes	422	(26,645)
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable, net	(10,044)	(8,287)
Inventory	(55)	(167)
Prepaid expenses and other assets	(744)	(912)
Accounts payable and accrued expenses	4,157	(4,347)

Net cash provided by operating activities	8,554	2,559

Investing activities
Capital expenditures	(1,826)	(1,303)
Payments for businesses acquired, net of cash acquired and including other cash payments associated with the acquisitions	(1,105)	(1,273)
Other	(179)	(71)

Net cash used in investing activities	(3,110)	(2,647)

Financing activities
Proceeds from initial public offering, net of underwriting discounts	—	92,690
Direct costs of initial public offering	—	(1,463)
Redemption of preferred member units	—	(28,263)
Proceeds from borrowings under debt agreements	—	13,000
Payments on long-term debt under debt agreements	(16,184)	(73,616)
Payment of loan fees	(53)	(123)
Member distributions	(90)	(8,244)

Net cash used in financing activities	(16,327)	(6,019)

Net decrease in cash and cash equivalents	(10,883)	(6,107)
Cash and cash equivalents at beginning of period	17,315	13,826

Cash and cash equivalents at end of period	$6,432	$7,719

Noncash investing activities Capital lease obligations incurred	$2,015	$1,052